UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 28, 2024
HBT FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39085	37-1117216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

401 North Hershey Rd Bloomington, Illinois		61704
(Address of principal executive offices)		(Zip Code)
(309) 662-4444
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HBT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders
On May 28, 2024, HBT Financial, Inc. (the "Company") held its Annual Meeting of Stockholders. Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the Company's Annual Meeting of Stockholders.
Proposal 1: Election of Directors
The Company's stockholders elected the following nominees for director to serve as directors for a term expiring in 2025 or until his or her successor shall have been elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
Roger A. Baker	27,329,815	326,684	2,322,711
C. Alvin Bowman	25,325,846	2,330,653	2,322,711
Eric E. Burwell	25,788,529	1,867,970	2,322,711
Patrick F. Busch	27,473,357	183,142	2,322,711
J. Lance Carter	27,549,761	106,738	2,322,711
Allen C. Drake	25,928,018	1,728,481	2,322,711
Fred L. Drake	27,492,116	164,383	2,322,711
Linda J. Koch	27,599,886	56,613	2,322,711
Gerald E. Pfeiffer	25,962,226	1,694,273	2,322,711
Proposal 2: Ratification of the Appointment of RSM US LLP as the Independent Registered Public Accounting Firm for the Year Ending December 31, 2024
The appointment of RSM US LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024 was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,974,426	3,303	1,481	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HBT FINANCIAL, INC.

	By:	/s/ Peter R. Chapman
Name: Peter R. Chapman
Title: Chief Financial Officer

Date: May 30, 2024